UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, the Board of Directors of Longeveron Inc. (the “Company”) appointed Mr. Wa’el Hashad to serve as the Company’s Chief Executive Officer, effective March 1, 2023. Mr. Hashad will also join the Company’s Board of Directors at such time as such appointment may be accomplished without violating any requirements under Nasdaq. Dr. Chris Min, who has been serving as interim Chief Executive Officer, will continue to serve as Chief Medical Officer.

Before joining Longeveron, Mr. Hashad, age 60, served as the President and Chief Executive Officer of Avanir Pharmaceuticals from 2017 until 2023. Prior to 2017, he served as the chairman of the strategic advisory board for Morningside Biopharma, a private incubator of several pharmaceutical/bio-tech companies, for three years. In addition, he has held vice president roles at Amgen Inc., Boehringer Ingelheim, and Eli Lilly and Company. Mr. Hashad earned an executive degree from the Wharton Business School, University of Pennsylvania, an MBA degree from the University of Akron, and a Bachelor of Science degree from the University of Cairo.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Hashad entered into a Letter Agreement effective as of March 1, 2023 (the “Agreement”). Under the terms of the Agreement, Mr. Hashad will receive an annual salary of $530,000 and will be eligible for an annual cash bonus of up to seventy percent (70%) of his base salary, eighty percent (80%) of which will be based on the achievement of pre-established performance criteria and twenty percent (20%) of which will be discretionary. Mr. Hashad will receive a signing bonus of 50,000 Restricted Stock Units, which shall vest in quarterly installments over a one-year period, and is eligible to receive annual long-term equity incentive awards through 2026 consisting of 50,000 shares of time-based vesting stock options and up to 125,000 of performance share units, in accordance with the terms of the Longeveron 2021 Incentive Award Plan (or any successor plan thereto). The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no other arrangements or understandings between Mr. Hashad, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Hashad was appointed as Chief Executive Officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Hashad that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing the transition described herein is attached to this report as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated February 22, 2023
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: February 28, 2023	/s/ James Clavijo
	Name:	James Clavijo
	Title:	Chief Financial Officer

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